UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, Jane Jie Sun was elected to the Board of Directors of Tripadvisor, Inc., a Delaware corporation (“Tripadvisor”).  Ms. Sun, the Chief Executive Officer and a Director of Trip.com Group Limited (“Trip.com”), serves as the designee of Trip.com pursuant to the terms of the Governance Agreement, dated as of November 6, 2019, by and between Tripadvisor and Trip.com (the “Governance Agreement”).  Ms. Sun will receive the same compensation as Tripadvisor’s other nonemployee directors, which is summarized in Tripadvisor’s proxy statement for the annual meeting of stockholders held on June 9, 2020, which was filed with the U.S. Securities and Exchange Commission on April 28, 2020.

Pursuant to the Governance Agreement, Trip.com will have a nomination right for one Tripadvisor board seat. To maintain the board nomination right, Trip.com must acquire an equity stake in Tripadvisor in an amount representing approximately 5% of Tripadvisor’s issued and outstanding shares of common stock. The above description of the Governance Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 6, 2019 and is incorporated by reference herein.

Simultaneously with entering into the Governance Agreement, on November 6, 2019, Tripadvisor issued a press release announcing its strategic partnership with Trip.com.  The partnership consists of a joint venture under the Tripadvisor China brand, global content agreements providing for the distribution of Tripadvisor content on the Trip.com brands, and the Governance Agreement.  The full text of this press release was furnished as Exhibit 99.3 to the Current Report on Form 8-K filed November 6, 2019.

As part of the strategic partnership, Tripadvisor and Ctrip Investment Holding Ltd, a majority-owned subsidiary of Trip.com, entered into an agreement to combine certain assets in China through the creation of a new entity, Chelsea Investment Holding Company PTE, Ltd. (the “JV”). Tripadvisor contributed a portion of its business in China to the JV, including a long-term exclusive brand and content license and other assets, in return for a 40% equity ownership interest in the JV. The above description of the JV is not complete and is qualified in its entirety by reference to Tripadvisor’s disclosure in the Company’s Annual Report on Form 10-K filed on February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: July 17, 2020	By:	/S/ SETH J. KALVERT
Seth J. Kalvert
Senior Vice President, General Counsel and Secretary

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